                           SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
             THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

File by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                             NAB ASSET CORPORATION
    ________________________________________________________________________
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    ________________________________________________________________________

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)  Title of each class of securities to which transaction applies:
    ________________________________________________________________________
    2)  Aggregate number of securities to which transaction applies:
    ________________________________________________________________________
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    ________________________________________________________________________
    4)  Proposed maximum aggregate value of transaction:
    ________________________________________________________________________
    5)  Total fee paid:
    ________________________________________________________________________
[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:
    ________________________________________________________________________
    2)  Form, Schedule or Registration Statement No.:
    ________________________________________________________________________
    3)  Filing Party:
    ________________________________________________________________________
    4)  Date Filed:
    ________________________________________________________________________

                             NAB ASSET CORPORATION
                               2 ADA, SUITE 100
                               IRVINE, CA 92618
                                 714/790-8000

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 JUNE 16, 1998

  Notice is hereby given that the Annual Meeting of Shareholders of NAB Asset Corporation (the "Company") will be held at 8:30 a.m., P.D.T., on Tuesday, June 16, 1998, at the corporate offices at 2 Ada, Suite 100, Irvine, CA 92618, for the following purposes:

    1. To elect five (5) persons to serve on the Company's Board of Directors until the next annual meeting of shareholders and until their successors are elected and qualify; and

    2. To consider and take action upon any other matter that may properly come before the Annual Meeting, or any adjournment or postponement thereof.

  Pursuant to the Company's Bylaws, the Board of Directors has fixed the number of directors of the Company at five (5), effective as of the completion of the Annual Meeting, until such number is changed in accordance with the Bylaws.

  Holders of record of Common Stock at the close of business on May 6, 1998, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. A list of the holders of record of Common Stock as of May 6, 1998 will be open after June 5, 1998 to the examination of any such shareholder for any purpose germane to the Annual Meeting at the Company's offices at 2 Ada, Suite 100, Irvine, CA 92618, during usual business hours.

                                          By order of the Board of Directors

                                          /s/ Alan Ferree
                                          Secretary

May 11, 1998

                                   IMPORTANT

  YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY.

                             NAB ASSET CORPORATION
                      2 ADA, SUITE 100, IRVINE, CA 92618
                                 714/790-8000

                                PROXY STATEMENT

                                 INTRODUCTION

  The accompanying proxy, mailed together with this Proxy Statement, is solicited by and on behalf of the Board of Directors of NAB Asset Corporation, a Texas corporation ("NAB or Company"), for use at the Annual Meeting of Shareholders of NAB to be held on Tuesday, June 16, 1998 and any adjournments thereof (the "Annual Meeting"), notice of which is attached hereto. This Proxy Statement and the accompanying proxy and Annual Report have been first mailed to shareholders on or about May 11, 1998. As used in this Proxy Statement, (1) the term "CPS" means Consumer Portfolio Services, Inc., which owns 38% of the outstanding shares of NAB Common Stock, and (2) the term "MPS" means Mortgage Portfolio Services, Inc., which is a subsidiary of NAB.

PURPOSES OF THE MEETING

  At the Annual Meeting, action will be taken upon the following matters:

    (1) Election of five (5) directors to serve until the next annual meeting of shareholders; and

    (2) Such other business as may properly come before the meeting or any adjournment thereof.

  The Board of Directors of NAB does not know of any matters that may be acted upon at the meeting other than the matter set forth in item (1), above.

                            RECORD DATE AND VOTING

  The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting is the close of business on May 6, 1998. At the close of business on such date, the issued and outstanding capital stock of NAB consisted of 5,091,300 shares of Common Stock. A list of the holders of record of Common Stock as of such date will be open during usual business hours on and after June 5, 1998 to the examination of any such shareholder for any purpose germane to the Annual Meeting at NAB's corporate offices at 2 Ada, Suite 100, Irvine, CA 92618.

  The holders of NAB Common Stock will be entitled to one vote per share for each matter that may be properly brought before the Annual Meeting or any adjournment thereof. Neither the Articles of Incorporation nor the By-laws of NAB provide for cumulative voting rights. The Company's By-laws provide that the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereat will constitute a quorum for the transaction of business. The directors shall be elected by a plurality of the votes cast in the election by the holders of Common Stock represented and entitled to vote at the Annual Meeting provided that a quorum is present. Any other matters submitted to the shareholders shall be approved by the affirmative vote of a majority of the shares entitled to vote on such matter and represented in person or by proxy at the Annual Meeting, provided that a quorum is present. Abstentions and "non-votes" will be counted as present for purposes of determining whether the quorum requirement is satisfied. Abstentions will not be counted either for or against the election of directors. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

  Shares represented by valid proxies will be voted at the meeting in accordance with the directions given in the proxy. If the proxy card is signed and returned without any direction given, the shares will be voted FOR the election of the five nominees for director named in the proxy. The Board of Directors does not intend to present, and has no information that others will present, any business at the Annual Meeting other than as set forth in the attached Notice of Annual Meeting of Shareholders. However, if other matters requiring a vote of shareholders come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment on such matters. Any shareholder of NAB has the unconditional right to revoke his proxy at any time prior to the voting thereof by submitting a later-dated proxy, by attending the meeting and voting in person or by written notice to NAB addressed to Alan Ferree, Secretary, NAB Asset Corporation, 2 Ada, Suite 100, Irvine, CA 92618. However, no such revocation shall be effective until received by NAB at or prior to the meeting.

  The cost of solicitation of proxies for the meeting will be borne by NAB. Solicitation may be made by mail, personal interview, telephone and/or telegraph by officers and other employees of NAB, who will receive no additional compensation therefor.

                                   PROPOSAL

                             ELECTION OF DIRECTORS

NOMINATIONS

  Pursuant to the Company's By-laws, the Board of Directors has fixed the number of directors of the Company at five (5), effective as of the completion of the Annual Meeting, until such number is changed in accordance with the By-laws. The Board of Directors has nominated Charles E. Bradley, Sr., Charles E. Bradley, Jr., James B. Gardner, Jeffrey W. Kramer and Michael W. Caton for election as directors at the Annual Meeting, and each has agreed to serve as such if elected. All of the nominees were elected directors by a vote of the stockholders at the last Annual Meeting of Stockholders which was held on November 9, 1997, except for Jeffrey W. Kramer, who was elected a director at a Board of Directors meeting subsequently. Directors of the Company are elected annually to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

  Set forth below is certain information regarding the nominees.

                                           BUSINESS EXPERIENCE DURING
            NAME            AGE                  PAST FIVE YEARS
            ----            --- ------------------------------------------------
 Charles E. Bradley, Sr. ..  68 Chairman of the Board and Chief Executive
                                Officer of NAB since June 1996. Chairman of the
                                Board of CPS since its formation in March 1991.
                                Chairman of the Board of Chatwins Group, Inc.
                                since 1988. One of the founders of Stanwich
                                Partners, Inc. ("Stanwich"), a Connecticut
                                investment firm which acquires controlling
                                interest in companies in conjunction with the
                                existing operating management of such companies,
                                and has been President, Director and a
                                shareholder of that company since its formation
                                in 1982. President and a director of Reunion
                                Industries, Inc. since June 1995. Director of
                                CPS, Zydeco Energy Corporation, Audits & Surveys
                                Worldwide, Inc., DeVieg-Bullard, Inc., Chatwins
                                Group, Inc., General Housewares Corp., Reunion
                                Industries, Inc., Sanitas, Inc., and Texon
                                Energy Corporation. Father of Charles E.
                                Bradley, Jr. Director of NAB since June 1996.

 Charles E. Bradley, Jr. ..  38 President and Director of CPS since its formation in March 1991. In January 1992, appointed Chief Executive Officer of CPS.
                                Director of Chatwins Group, Inc., Texon Energy
                                Corporation and Thomas Nix Distributor, Inc. Son of Charles E. Bradley, Sr. Director of NAB since
                                June 1996.

 Michael W. Caton..........  56 President and Chief Operating Officer of NAB
                                since June 1996. From 1995 to 1996 as a
                                consultant, developed business and strategic
                                plans for and organized MPS. Organizing founder,
                                President and Chief Executive Officer of Cresent
                                Bank & Trust, Cresent Banking Company, from 1988
                                to 1995. Director of NAB since June 1996.

 James B. Gardner..........  63 Managing Director of Service Asset Management
                                Company since May 1994. President and Chief
                                Executive Officer of Pacific Southwest Bank
                                F.S.B. from November 1991 to April 1994. Retired
                                Vice Chairman of Banc One, Texas, NA. Director
                                of Century Telephone Enterprises, Inc., and
                                Ennis Business Forms, Inc. Director of NAB since
                                November 1996.

 Jeffrey W. Kramer.........  33 Vice President of Nomura Securities
                                International, Inc. beginning April 1998.
                                Director of Black Diamond Advisors, Inc., from
                                1996 to April 1998. Black Diamond Advisors, Inc.
                                is an investment and merchant banking concern.
                                From 1987 to 1996 served in various capacities
                                in the asset finance group at Financial Security
                                Assurance, Inc. Director of NAB since February
                                1998.

NOMINATIONS BY SHAREHOLDERS

  Under the By-laws, a shareholder may nominate persons for election as directors under certain conditions. For the procedures applicable to shareholder nominations, see under "CONDUCT OF BUSINESS--SHAREHOLDER PROPOSALS," below.

BOARD AND COMMITTEE MEETINGS

  The Board of Directors met five times during the 1997 fiscal year. Standing committees of the Board include an Audit Committee and a Compensation Committee, both of which met concurrently with the Board of Directors during the period. The audit committee held two additional meetings in 1997.

  The Audit Committee is comprised of Messrs. Gardner (Chairman), and Kramer. All members are non-employee directors. The Committee addresses matters which include, among other things, (1) making recommendations to the Board of Directors regarding engagement of independent auditors, (2) reviewing with the Company's financial management the plans for, and results of, the independent audit engagement, (3) reviewing the adequacy of the Company's system of internal accounting controls, (4) monitoring the Company's internal audit program to assure that areas of potential risk are adequately covered and (5) reviewing legal and regulatory matters that may have a material impact on the Company's financial statements.

  The Compensation Committee is comprised of Messrs. Gardner (Chairman), and Kramer. All members are non-employee directors. The Committee's primary functions are to determine remuneration policies applicable to the Company's executive officers and to determine the bases of the compensation of the Chief Executive Officer, including the factors and criteria on which such compensation is to be based.

  During the last fiscal year, each incumbent director other than Mr. Kramer attended all meetings of the Board of Directors and all meetings of committees of the Board on which he served. Mr. Kramer was not a director during the last fiscal year.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES NAMED IN THIS PROXY STATEMENT.

                       INFORMATION REGARDING THE COMPANY

EXECUTIVE OFFICERS

  The following persons are or may be deemed to be executive officers of the
Company:

   NAME                                               POSITION
   ----                                               --------
   Charles E. Bradley,
    Sr. ................... Chairman and Chief Executive Officer
   Michael W. Caton........ President and Chief Operating Officer
   Alan Ferree............. Senior Vice President, Chief Financial Officer and Secretary
   James E. Hinton......... President and Chief Executive Officer of MPS

  Information concerning the business backgrounds of Messrs. Bradley, Sr. and Caton are set forth in the table under "PROPOSAL--ELECTION OF DIRECTORS," above.

  Mr. Ferree, 39, has been an officer of NAB since January 1997. From 1995 to 1996 he served as Senior Vice President of Pacific Southwest Bank in Dallas, Texas. From 1994 to 1995 he was an independent consultant. From 1989 to 1994 he was Executive Vice President of wholesale banking for Bluebonnet Savings Bank FSB in Dallas, Texas.

  Mr. Hinton, 47, has been President of MPS since 1996. From 1992 to 1996 he served as Executive Vice President in charge of the mortgage banking division of Pacific Southwest Bank in Dallas, Texas.

EXECUTIVE COMPENSATION

  The following table sets forth all compensation earned during 1995, 1996 and 1997 by (1) the Company's Chief Executive Officer, (2) all other persons who are or may be deemed to be current executive officers of the Company and (3) the two most highly compensated former executive officers of the Company who served as such during 1995 and until June 1996.

                          SUMMARY COMPENSATION TABLE

                                                                LONG TERM
                                                              COMPENSATION
                               ANNUAL COMPENSATION               AWARDS
                        --------------------------------- ---------------------
                                                          SECURITIES UNDERLYING      ALL OTHER
                        FISCAL YEAR SALARY($) BONUS($)(1)   OPTIONS/SAR's(#)    COMPENSATION (#)(2)
                        ----------- --------- ----------- --------------------- -------------------
Charles E. Bradley, Sr.    1997      100,000        --              --                   --
  Chairman of the Board    1996       42,000        --              --                   --
  and Chief Executive      1995          --         --              --                   --
  Officer

Michael W. Caton.......    1997      185,000     50,000             --                 6,600
  President                1996      108,000     80,000             --                 3,300
                           1995          --         --              --                   --

Alan Ferree............    1997      120,000     45,000             --                   --
  Senior Vice President    1996          --         --              --                   --
  and Chief Financial      1995          --         --              --                   --
  Officer

James E. Hinton........    1997      175,000     90,000             --                 6,600
  President                1996      144,000        --              --                   --
  Mortgage Portfolio       1995          --         --              --                   --
  Services, Inc.

Michael A. Hrebenar....    1997          --         --              --                   --
  President and Chief      1996      111,708        --              --                   --
  Executive Officer        1995      159,000    158,175           4,340                  --
  (until June, 1996)

Richard A. Durnham.....    1997          --         --              --                   --
  Executive Vice           1996       81,902        --              --                   --
  President
  (until June, 1996)       1995      135,000    130,425             --                   --

--------
(1) Cash bonuses for services rendered have been listed in the year earned.
(2) Car allowances.

 Termination of Stock Option Plans

  In June 1996 the Board of Directors adopted, subject to shareholder approval, the 1996 Incentive Stock Option Plan (the "Incentive Plan") and the 1996 Non-Employee Director Stock Option Plan (the "Director Plan"). The Incentive Plan provided for, among other things, the grant to key employees of the Company of options to purchase shares of NAB Common Stock. The Director Plan provided for, among other things, the grant of options to purchase shares of NAB Common Stock to directors of the Company who were not also employees of the Company.

  In September 1997 the Board of Directors terminated the Incentive Plan and the Director Plan, and, by agreement with the optionees, terminated all outstanding options under both plans. Accordingly, the Company currently has no employee or director stock option plans, and there are no currently outstanding stock options held by any employee or director.

  In April 1998 the Board of Director's authorized the Company to make the payments set forth in the following table to the present or former directors and executive officers who held such options, as compensation in lieu of the options. In each case, the amount of the payment was determined by multiplying the number of shares subject to the option by the amount by which $5.00 exceeded the applicable per share option exercise price.

   NAME                                                                 AMOUNT
   ----                                                                --------
   Robert A. Bettigole................................................ $ 49,500
   Charles E. Bradley, Jr............................................. $ 49,500
   Emil A. Nakfoor.................................................... $ 49,500
   James B. Gardner................................................... $ 45,000
   Michael W. Caton................................................... $396,000
   Alan Ferree........................................................ $ 75,000

  Messrs. Bettigole and Nakfoor were directors of the Company during 1997, when the options were terminated. The payments listed in the preceeding table are payable in varying installments from April 1998 through January 2000. The payments to Messrs. Caton and Ferree are subject to their continued employment with the Company.

 Employment Agreements

  Mr. Caton has an Employment Agreement with NAB pursuant to which he is serving as President of the Company for a term that ends on June 30, 1999 and for a salary at the following annual rates: $160,000 for 1996; $185,000 for 1997; and $210,000 during the period from January 1, 1998 through June 30, 1999. Under the agreement, he receives a car allowance of $550 per month and is eligible to receive a bonus each year in an amount up to 50% of his salary for such year, as determined by the Board of Directors. The agreement also provides for the payment to him of an amount equal to 5% of the aggregate increase, if any, in the value of NAB's equity investments in its subsidiaries, measured as of the earlier of June 30, 2001 or the end of the month prior to the month in which his employment terminates. If his employment with NAB is terminated without cause or because of disability, NAB is obligated to continue to pay him the salary specified in the agreement for a period ending on the later to occur of June 30, 1999 or the first anniversary of the date of his termination, except that, in the case of disability, the salary continuation is reduced by the amount of any benefits he receives from disability insurance provided by NAB.

  Mr. Hinton has an Employment Agreement with MPS, pursuant to which he is serving as President and Chief Executive Officer of MPS for a term that ends on March 18, 1999 for a salary at the current rate of $225,000 per year. Under the agreement, he receives a car allowance of $550 per month and is eligible to receive an annual bonus at the discretion of the Board of Directors of MPS. If his employment with MPS terminates without cause or because of disability, MPS is obligated to continue to pay him the salary specified in the agreement for a period ending on the later to occur of March 18, 1999 or the first anniversary of the date of his termination, except that, in the case of disability, the salary continuation is reduced by the amount of any benefits he receives from disability insurance provided by MPS.

 Compensation of Directors

  Directors who are officers or employees of the Company do not receive any additional compensation for serving as directors or as members of committees of the Board of Directors. Directors who are not officers or employees of the Company each receive a annual retainer of $15,000 and a fee of $750 for each meeting of the Board of Directors or committee of the Board of Directors which he attends. Directors are reimbursed for out-of-pocket costs incurred in connection with attending meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

  During the last fiscal year, the Compensation Committee of the Board of Directors was composed of Messrs. James B. Gardner, Robert Bettigole and Emil Nakfoor, the latter two of whom are no longer Board or Committee members. None of these persons at any time has been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among the Company's executive officers, members of the Committee or entities whose executives serve on the Board or the Committee that require disclosure under applicable regulations promulgated by the Securities and Exchange Commission ("SEC").

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors provides advice and recommendations to the Board of Directors concerning the salaries and bonuses of the officers of NAB. The Board of Directors approves those salaries and bonuses. This report describes the policies and principals which shape the structure of NAB's executive compensation program.

  NAB's executive compensation program is structured to achieve the following objectives:

  . to attract, retain and motivate highly qualified, energetic and talented executives; remove

  . to create an incentive to increase stockholder returns by establishing a direct and substantial link between individual compensation and certain financial measures which have a direct effect on stockholder values, and;

  . to create substantial long-term compensation opportunities for individual executive officers based not only on long-term corporate performance but also on sustained long-term individual performance.

  To achieve its compensation objectives, NAB has structured an executive compensation program using a combination of short-term and long-term elements:
(i) annual salary, (ii) annual bonus, and (iii) in some cases, long-term contingent performance bonuses. In addition, the executive officers of NAB are eligible to receive other benefits such as medical benefits, which are generally available to employees of NAB and its subsidiaries.

  In structuring the specific components of executive compensation, NAB is guided by the following principles:

  . annual compensation should be set within reasonable ranges of the annual compensation for similar positions with similarly-sized and types of companies, which engage in, one or more of the principal businesses in which NAB engages.

  . bonus payments should vary with the individual's performance and NAB's financial performance; and

  . a significant portion of compensation should be in the form of long-term incentive compensation which aligns the interests of executives with those of the stockholders and which creates rewards for long-term sustained company performance and the achievements of NAB's strategic objectives and to the extent that a recipient exercises options which have vested by the achievement of performance goals.

 CEO Compensation

  NAB's current Chief Executive Officer (Mr. Bradley, Sr.) currently receives a salary at the rate of $125,000 per year. During 1997 he did not receive a bonus or participate in any employee benefit programs of NAB. The salary of the Chief Executive Officer was within or below the Compensation Committee's salary range guidelines and objectives for the Company's officers.

                                          The Compensation Committee

                                          James B. Gardner
                                          Jeffrey W. Kramer

COMPANY STOCK PERFORMANCE

  The following graph shows a comparison, for the period June 6, 1996 through December 31, 1997, of the cumulative total return for the Company as compared to the NASDAQ Composite Index and the NASDAQ Financial Industry Index. Prior to June 6, 1996 the Company was engaged in a business (real estate ownership and management) which is unrelated to its current business (financial services). Further, the Company's management changed completely on June 6, 1996, as part of a reorganization. The Company believes therefore that a comparison covering the period prior to June 6, 1996 would not be meaningful and could be misleading.


                     COMPARISON OF CUMULATIVE TOTAL RETURN
                    OF COMPANY, PEER GROUP AND BROAD MARKET


Measurement Period           NAB ASSET
(Fiscal Year Covered)        CORPORATION    PEER GROUP   BROAD MARKET
----------------------       -----------    ----------   ------------
Measurement Pt-6/06/96          100.00         100.00       100.00
FYE  6/30/96                    132.11         100.21        95.63
FYE  9/30/96                    120.96         108.70        98.54
FYE 12/31/96                    227.82         120.65       103.22
FYE  3/31/97                    176.15         125.86        97.66
FYE  6/30/97                    154.42         146.57       115.54
FYE  9/30/97                    146.79         171.02       134.71
FYE 12/31/97                    120.96         185.15       126.22


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth the number and percentage of shares of NAB Common Stock (its only class of voting securities) owned beneficially as of April 15, 1998 (i) by each person known to the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) by each director and executive officer of the Company, and (iii) by all directors and executive officers of the Company as a group. The table also sets forth the business address of each such 5% beneficial owner. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with repect to the shares shown as beneficially owned.

                                                  NUMBER          PERCENT
                                                 OF SHARES        OF CLASS
NAME AND ADDRESS                                   OWNED      BENEFICIAL OWNER
----------------                                 ---------    ----------------
Charles E. Bradley, Jr. ........................ 1,934,706(1)      38.00%
 c/o Consumer Portfolio Services, Inc.
 2 Ada
 Irvine, CA 92618
Charles E. Bradley, Sr. ........................ 1,934,706(1)      38.00%
 c/o Stanwich Partners, Inc.
 One Stanford Landing
 62 Southfield Avenue
 Stanford, CT 06902
Michael W. Caton................................         0             *
James B. Gardner................................         0             *
Jeffrey W. Kramer...............................         0             *
Alan Ferree.....................................         0             *
James E. Hinton.................................         0             *
All officers and directors as a group (eight     1,934,706(2)      38.00%
 persons).......................................
Consumer Portfolio Services, Inc. .............. 1,934,706         38.00%
 2 Ada
 Irvine, CA 92618
Thomas F. Steyer, et al.........................   347,590(3)       6.83%
 c/o Farallon Capital Management, L.L.C.
 One Maritime Plaza, Suite 1325
 San Francisco, CA 94111
Greenhaven Associates, Inc. ....................   417,825(4)       8.21%
 Three Manhattanville Road
 Purchase, NY 10577
Central National-Gottesman, Inc. ...............   339,825(5)       6.67%
 Three Manhattanville Road
 Purchase, NY 10577

--------
(1) These shares are owned by Consumer Portfolio Services, Inc. ("CPS"). The named individual may be deemed to be a beneficial owner of such shares because he is an executive officer and a director of CPS.
(2) Includes the shares as to which note (1), above, applies.
(3) Farallon Partners, L.L.C. ("FPLLC") is the general partner of 4 partnerships which collectively own 296,032 shares of NAB Common Stock
    (the "Partnerships' Shares") for their own accounts. Farallon Capital Management, L.L.C. ("FCMLLC") is an investment advisor to certain managed accounts which collectively own 51,558 such shares (the "Managed Account Shares"). As managing members of FPLLC and FCMLLC, Enrique H. Boilini, David I. Cohen, Joseph F. Downes, Jason M. Fish, Andrew B. Fremder, William F. Mellin, Stephen L. Millham, Meridee A. Moore and Thomas F. Steyer have shared voting and investment power as to, and may be deemed to be beneficial owners of, the Partnership's Shares and the Managed Account Shares for purposes of Rule 13d-3 under the Securities Exchange Act of 1934 ("Rule 13d-3"). As a managing member of FPLLC, Fleur E. Fairman has shared voting and investment power as to, and may be deemed to be the beneficial owner of, the Partnerships' Shares for purposes of Rule 13d-3. Each of such individuals has disclaimed beneficial ownership of such shares. The foregoing information is based solely upon the information contained in the joint Amendment No. 10 to Schedule 13D dated August 19, 1997, filed with the Securities and Exchange Commission (the "SEC") by FPLLC, FCMLLC, the individuals referred to in this Note (3) and certain others.
(4) Greenhaven Associates, Inc. ("Greenhaven"), an investment adviser under the Investment Advisers Act of 1940 that is owned and controlled by Edgar Wachenheim, III, has sole voting and investment power with respect to 131,025 such shares and shared investment power with respect to 286,800 such shares held in other customers' accounts managed by Greenhaven. No such client has an interest that relates to more than 5% of the outstanding shares of Common Stock. The above information is based upon information contained in Amendment No. 7 to a Schedule 13G dated January 13, 1998, filed with the SEC by Greenhaven.
(5) The following entities and individuals have filed with the SEC a joint Amendment No. 3 to Schedule 13G dated January 30, 1997 as to these shares:
     Central National Gottesman, Inc., Asgot Securities, Inc., Central National Gottesman Profit Sharing Trust, Sue and Edgar Wachenheim Foundation,
     Cenwac Securities, Inc., Cenro Corporation, Sejak Corporation, Edgar Wachenheim III, James G. Wallach, Kate W. Cassidy, Kenneth L. Wallach and Mary & James G. Wallach Foundation. The filing states that all persons and entities making the filing have shared power to vote and dispose of the shares covered by such filing, except that Mr. Wachenheim has sole power to vote and dispose of 21,375 of such shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In July 1996 the Company (1) purchased from CARS USA, Inc. ("CARS") 80% of the common stock and 100% of the preferred stock of CARS for a total of $500,000 and (2) made a $1,000,000 subordinated loan to CARS. Mr. Charles E. Bradley, Jr., a NAB director, then owned a 10% equity interest in CARS. In June, 1997, after CARS had incurred losses of approximately $1,384,000 since July 1996, the Company sold its debt and equity interests in CARS to a company owned by Mr. Bradley, Sr., and Mr. Bradley, Jr., for a purchase price of $1,500,000, consisting of $200,000 in cash and a $1,300,000 promissory note. The promissory note is payable in installments of $500,000 in June 1998 and $800,000 in June 1999, and it bears interest at the rate of 9% per annum payable quarterly in arrears.

  The Company advanced to Mr. Caton $80,000 for his relocation expenses upon his employment in 1996. The advance is due in 1999, bears no interest and is unsecured. In January 1997, Mr. Caton repaid $25,000 of this advance.

  Mr. Gardner provides consulting services to a subsidiary of the Company. A total of $14,000 was paid to Mr. Gardner in 1997 for those services.

  On December 30, 1997 the Company borrowed $5,500,000 from CPS pursuant to an unsecured promissory note. The loan bears interest at 13% per annum payable quarterly. The principal is due June 30, 1998. The Company repaid $2,000,000 in March 1998. A loan closing fee of $65,000 is due to CPS on June 30, 1998.

  During 1997, the Company borrowed on an unsecured basis a total of $10,800,000 from Stanwich Financial Services Corp. ("SFSC") at interest rates ranging from 13% to 16% per annum. The borrowings provided working capital for the Company and its subsidiaries. During 1997, Mr. Bradley, Sr. and Mr. Bradley, Jr., together owned 85% of the outstanding common stock of SFSC.

  On March 2, 1998 the Company acquired all of the outstanding shares of the capital stock of Stanwich Holdings, Inc. ("Holdings"), a holding company which in turn owns all of the outstanding shares of SFSC. SFSC is in the structured settlement business, providing tax-advantaged funding of defendants' obligations under legal settlement of various insurance claims.

  The sellers of the Holdings shares (the "Holdings Sellers") included, among others, Messrs. Bradley, Sr. and Bradley, Jr. In addition, CPS held an option (the "CPS Option") to purchase the Holdings shares from the Holdings Sellers, which it terminated for the consideration described below.

  The purchase price for the Holdings shares, including the consideration for the termination of the CPS Option, was $934,750 (the "Fixed Consideration") plus up to an additional $2,766,000 (the "Contingent Consideration") if SFSC achieves certain earnings levels during the period (the "Earn-out Period") from May 21, 1997 through January 31, 2003, as described in the next sentence. For each dollar of cumulative pre-tax income of SFSC in excess of $18,284,000 during the Earn-out Period, one dollar of Contingent Consideration is earned, up to a maximum off $2,766,000. Except for $750 paid in cash to one of the Holdings Sellers, the entire purchase price (including both the Fixed Consideration and the Contingent Consideration) is to be paid pursuant to promissory notes issued by the Company to the Holdings Sellers and CPS. The principal of the promissory notes is payable on March 2, 2003 and bears interest at the rate of 7% per annum. Interest on $934,000 of the principal is payable annually in arrears. The balance of accrued and unpaid interest, if any, is payable at maturity. The portions of the Fixed Consideration and Contingent Consideration payable to the Bradleys and CPS are as follows:

                                   FIXED CONSIDERATION CONTINGENT CONSIDERATION
                                   ------------------- ------------------------
   Charles E. Bradley, Sr. .......      $367,472              $1,088,631
   Charles E. Bradley, Jr. .......      $367,472              $1,088,631
   CPS............................      $134,000              $  396,835

  Included in the assets of SFSC at March 2, 1998 were several loans and investments with related parties and affiliates of related parties. The amounts, terms and relationships to the Company are summarized as follows (in thousands):

                                   INTEREST/
ASSET TYPE               AMOUNT  DIVIDEND RATE   MATURITY           MAKER/ISSUER
----------               ------- ------------- ------------- --------------------------
Notes Receivable........ $10,800    13%-16%    Various       NAB
Note Receivable (A)..... $19,081      12%      December 1999 Stanwich Partners, Inc.
Note Receivable (B)
 (C).................... $15,000       9%      June 2004     CPS
Notes Receivable (A).... $13,500      15%      March 1999    King Way Material Handling
Notes Receivable (D).... $ 2,500      14%      October 1998  Tactical Retail Solutions
Common Stock shares (C)
 (E).................... $ 1,050      -0-                --  CPS
Common Stock shares (A)
 (E).................... $   617      -0-                --  Devlieg-Bullard, Inc.
Preferred Stock shares
 (A).................... $ 5,000      15%                --  King Way Material Handling

--------
(A) Mr. Bradley, Sr. is an officer, director and shareholder of this Maker/Issuer.
(B) At maturity or repayment, the holder will have the option to convert 20% of the principal amount into common stock of CPS at a conversion rate of $11.86 per share.
(C) Messrs. Bradley, Sr. and Bradley, Jr. are officers, directors and shareholders of this Maker/Issuer.
(D) Mr. Bradley, Sr. is a director and shareholder of this Maker/Issuer.
(E) These shares are publicly traded.

  NAB owns 80% of the authorized shares of common stock of MPS. Mr. Hinton and certain other key employees of MPS (the "MPS Managers") own or have options to acquire from MPS 20% of such authorized shares. In addition, the MPS Managers have options, exercisable only if certain conditions are satisfied, to acquire from NAB up to 20% of such authorized shares. Pursuant to agreements entered into in 1997, if certain conditions are satisfied, from March 2001 (or earlier under certain circumstances) to December 2005, such shares owned or acquired by the MPS Managers are subject to put and call options which if exercised, will obligate MPS, or will give MPS the right, to purchase such shares. The put and call options are exercisable at various times during the period. The purchase price payable by MPS for these shares depends upon several factors, including the future earnings and value of MPS, but in no event will the aggregate price result in a gain for the MPS Managers in an amount that is more than 40% of the total value of MPS as of the applicable determination date, and such price may be substantially less than that amount or even nominal. Mr. Hinton's share of the total amount payable to the MPS Managers for their MPS shares is 37.5%, unless certain events, such as early termination of his employment, occur, in which case his share may be substantially less. Under certain conditions, NAB has the right under the agreements to assume MPS's obligation to purchase the MPS Managers' shares, and if it does so, NAB may pay the purchase price in cash or in shares of NAB Common Stock.

  NAFCO, Inc. and Construction Portfolio Funding, Inc. ("CPFI") are subsidiaries of the Company. Mr. Caton owns 5% of the outstanding common stock of NAFCO, Inc. and 5.38% of the outstanding common stock of CPFI. Mr. Ferree owns 3.50% of the outstanding common stock of CPFI.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires Company's directors and executive officers, and holders of more than 10% of the Company's Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such officers, directors and 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of such forms that it received, or written representations from reporting persons that no Forms 5 were required for such person, the Company believes that, during fiscal 1997, the Section 16(a) filing requirements under Section 16(a) of the Exchange Act were satisfied on a timely basis. Although Mr. Hinton is not an officer of the Company under the By-laws or applicable state law, he may be deemed to be an executive officer of the Company for purposes of Section 16(a) of the Exchange Act because he is the President of MPS, a significant subsidiary of the Company. Mr. Hinton did not file an initial report of ownership under Section 16(a) of the Exchange Act when he became President of MPS in 1996 because he did not consider himself to be an officer of the Company. For the avoidance of doubt as to his compliance with Section 16(a), in April 1998 Mr. Hinton filed a report as to his beneficial ownership of the Company's Common Stock. At no time has Mr. Hinton owned any shares of such Common Stock.

                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  KPMG Peat Marwick, LLP served as the Company's independent accountants for the fiscal year ended December 31, 1997. The Board of Directors expects that representatives of KPMG Pear Marwick LLP will be present at the Annual Meeting of Stockholders, will be given an opportunity to make a statement at such meeting if they desire to do so and will be available to respond to appropriate questions. The Board of Directors has not yet selected a firm to serve as independent accountants for the current fiscal year. It expects to make the selection at its next meeting.

         CONDUCT OF BUSINESS AT ANNUAL MEETINGS-SHAREHOLDER PROPOSALS

  Under NAB's By-laws, at an annual meeting of shareholders only such business may be conducted as shall have been properly brought before the meeting. Business is considered properly brought before the meeting if it is (1) specified in the notice of the meeting given by or at the direction of the Board of Directors, (2) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (3) properly brought before the meeting by a shareholder of the Company.

  Business is considered properly brought before an annual meeting by a shareholder if he gives timely notice of such business in writing to the Company's Secretary and if such business is not of a type that could be omitted by the Company from its proxy statement under the applicable rules and regulations of the SEC. To be timely, a shareholder's notice must be received at the Company's principal executive offices not less than 60 days nor more than 180 days prior to the anniversary date of the preceding annual meeting, except that, if the date of an annual meeting is more than 45 days later than the anniversary date of the preceding annual meeting, the shareholder's notice must be received not later than the close of business on the tenth day following the date of mailing of the notice of the annual meeting or public disclosure of the meeting.

  If the business proposed to be brought before the meeting by a shareholder is his nomination for the election of one or more persons as directors, to be effective, his notice of such business to the Company must set forth (a) the name and address of such shareholder; (b) a representation that the shareholder is a holder of record of NAB Common Stock entitled to vote at the meeting and intends to appear in person at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and each other person (naming each) pursuant to which the nomination is to be made; (d) such other information regarding the nominees as would be required to be included in a proxy statement filed under the proxy rules of the SEC if the nominee had been nominated by the Board of Directors; and (e) the consent of each nominee to serve as a director if elected. A shareholder who is not entitled to vote in the election of directors may not nominate a person for election as a director.

  A shareholder's notice of any other business to be brought before an annual meeting by him shall set forth, as to each of his proposed items of business,
(a) a brief description of such business, (b) his name and address as they appear on the Company's books, (c) the number of shares of NAB Common Stock which he beneficially owns and (d) any material interest which he has in such business.

  If a shareholder's ownership of shares of NAB Common Stock (as set forth in his notice) is solely beneficial (i.e. his shares are held for him in the name of another person or entity), documentary evidence of his ownership must be included with his notice.

  The Board of Directors knows of no matters, other than the election of directors, which are to be brought to a vote at the Annual Meeting. However, if any other matter does come before the Annual Meeting, the persons appointed in the proxy accompanying this Proxy Statement will vote in accordance with their best judgment on such matters.

  The Company expects to hold its 1999 annual meeting of shareholders in June 1999. If a shareholder wishes to have a proposal considered for inclusion in the Company's proxy statement and form of proxy for the 1999 annual meeting, he should submit the proposal to the Company prior to March 15, 1999.

  Shareholders notices and proposals, which, as noted above, must be in writing, should be sent to Alan Ferree, Secretary, NAB Asset Corporation, 2 Ada, Suite 100, Irvine, CA 92618. Notices and proposals should be delivered to the Company personally or by certified United States mail, return receipt requested, postage prepaid.

                            ADDITIONAL INFORMATION

  THE COMPANY IS USING ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SEC, AS ITS ANNUAL REPORT TO SHAREHOLDERS FOR SUCH YEAR. THIS REPORT IS BEING MAILED WITH THIS PROXY STATEMENT TO ALL SHAREHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING.

  THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS FORM 10-K TO ANY SHAREHOLDER UPON REQUEST TO ALAN FERREE, SECRETARY, NAB ASSET CORPORATION, 2 ADA, SUITE 100, IRVINE, CALIFORNIA 92618.

  YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

                             NAB ASSET CORPORATION
                    PROXY - ANNUAL MEETING OF SHAREHOLDERS
                            TUESDAY, JUNE 16, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned holder of Common Stock of NAB Asset Corporation (the "Company") hereby appoints Michael W. Caton and Alan Ferree, or either of them, proxies of the undersigned with full power of substitution, to vote at the Annual Meeting of Shareholders of the Company to be held on Tuesday, June 16, 1998, at 8:30 a.m., PDT, at 2 Ada, Irvine, CA 92618, and at any adjournment or postponement thereof, the number of votes that the undersigned would be entitled to cast if personally present.

 PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE, WHICH REQUIRES
                  NO POSTAGE IF MAILED IN THE UNITED STATES.

                  (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF STOCKHOLDERS
                             NAB ASSET CORPORATION

                                 JUNE 16, 1998



              x PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED x

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

                    FOR ALL OF THE NOMINEES FOR
                     DIRECTOR LISTED AT RIGHT            WITHHOLD AUTHORITY
                    (EXCEPT AS INDICATED TO THE      TO VOTE FOR ELECTION OF ALL
                         CONTRARY BELOW).               NOMINEES FOR DIRECTOR.

(1) ELECTION OF                 [_]                              [_]
    DIRECTORS:

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that person's name in the space provided below.)

---------------------------------------------------

NOMINEES:  Charles E. Bradley, Sr.
           Michael W. Caton
           Charles E. Bradley, Jr.
           James B. Gardner
           Jeffrey W. Kramer

(2) To consider and take action upon any other matter which may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED HEREIN OR, IF ANY ONE OR MORE OF THE NOMINEES TO BE SELECTED BY THE BOARD OF DIRECTORS.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


SIGNATURE ______________________________  DATE ___________________________, 1998

SIGNATURE ______________________________  DATE ___________________________, 1998

NOTE: Please sign your name exactly as it appears hereon, joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears thereon.